UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2013

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 CommScope Place, SE, Hickory, North Carolina	28602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (828) 324-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 3, 2013, CommScope Holding Company, Inc. (the “Company”) entered into that certain Amendment No. 3 (“Amendment No. 3”) to the Credit Agreement, dated as of January 14, 2011.

Amendment No. 3 refinanced $875.0 million of term loan debt due in 2018 into two tranches, Tranche 3, in an amount of $350.0 million with a maturity of January 21, 2017 and Tranche 4, in an amount of $525.0 million with a maturity date of January 14, 2018. The interest rate margin applicable to such refinanced loans is, at the Company’s option, either (1) the base rate (which is the highest of the then current Federal Funds rate plus 0.5%, the prime rate most recently announced by JPMorgan Chase Bank, N.A., the administrative agent under the Credit Agreement, and the one-month Eurodollar rate (taking into account the Eurodollar rate floor, if any, plus 1.0%)) plus a margin of 1.50% or (2) one-, two-, three- or six-month LIBOR or, if available from all lenders, nine- or twelve-month LIBOR (selected at the Company’s option) plus a margin of 2.50%. The amendment also eliminates the 1.0% LIBOR floor with respect to Tranche 3 and reduces it to 0.75% with respect to Tranche 4. The term loan debt previously had a margin of 1.75% for base rate borrowings and 2.75% for LIBOR borrowings.

In connection with the refinancing, the Company also (1) repaid $100.0 million in principal amount of term loan debt using existing liquidity and (2) increased the maximum amount of loans that can be incurred under the incremental portion of the Credit Agreement by adjusting the Consolidated Senior Secured Debt Ratio that must be maintained after giving effect to such incremental loans from 2.25 to 1.00 to 2.75 to 1.00.

This summary of Amendment No. 3 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 3, filed as Exhibit 10.1, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 3, dated as of December 3, 2013, to the Credit Agreement, dated as of January 14, 2011, among CommScope, Inc., as Borrower, CommScope Holding Company, Inc., as Holdings, the several banks and other financial institutions or entities from time to time parties thereto as Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent and the other agents and arrangers party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CommScope Holding Company, Inc.
Date: December 3, 2013

	By:	/s/ Frank B. Wyatt, II
	Name:	Frank B. Wyatt, II
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 3, dated as of December 3, 2013, to the Credit Agreement, dated as of January 14, 2011, among CommScope, Inc., as Borrower, CommScope Holding Company, Inc., as Holdings, the several banks and other financial institutions or entities from time to time parties thereto as Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent and the other agents and arrangers party thereto.